Exhibit 99.1

4DMT Reports Second Quarter 2025 Financial Results, Operational Highlights

and Expected Upcoming Milestones

•
4D-150 Phase 3 program in wet AMD advancing ahead of plan, with expected 4FRONT-1 data readout accelerated to H1 2027 from H2 2027 and 4FRONT-2 initiated ahead of schedule
•
Presented positive 60-week results from 4D-150 SPECTRA clinical trial in DME
•
Streamlined organization to drive late-stage execution
•
$417 million in cash, cash equivalents and marketable securities as of June 30, 2025, expected to fund planned operations into 2028

EMERYVILLE, Calif., August 11, 2025 (GLOBE NEWSWIRE) -- 4D Molecular Therapeutics (Nasdaq: FDMT, 4DMT or the Company), a leading late-stage biotechnology company advancing durable and disease-targeted therapeutics with potential to transform treatment paradigms and provide unprecedented benefits to patients, today reported Q2 2025 financial results, provided operational highlights and outlined expected upcoming milestones.

“During the past quarter, we advanced our 4D-150 program and streamlined operations to focus on late-stage execution,” said David Kirn, M.D., Co-founder and Chief Executive Officer of 4DMT. “Rapid enrollment in 4FRONT-1 has enabled us to accelerate the topline data expectation to the first half of 2027, and we initiated 4FRONT-2 ahead of schedule. These updates reflect strong team execution and continued enthusiasm from investigators and patients for 4D-150 as a potential genetic medicine backbone therapy in wet AMD. We also aligned our organization around key priorities for 4D-150 in wet AMD: completing Phase 3, filing a BLA, and preparing for potential commercialization. In parallel, we reported positive 60-week data from the SPECTRA trial in DME, which continues to support favorable tolerability, sustained durability, and meaningful treatment burden reduction. We are pleased to now be aligned with both FDA and European Medicines Agency (EMA) that a single successful Phase 3 study could support approval in the U.S. and Europe.”

Recent Corporate Highlights

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Streamlined Organization to Drive Accelerated Phase 3 Development
o
Announced a workforce reduction of approximately 25% of current and planned roles in July 2025, primarily in the areas supporting early-stage research and development and support functions
o
The workforce reduction is expected to provide annual cash compensation cost savings of approximately $15 million and offsets additional expenses expected based on the accelerated timelines for the 4FRONT clinical trials and Biologics License Application (BLA) preparation, which supports the Company’s cash runway into 2028, as previously guided

Recent Highlights and Expected Milestones for 4D-150

•
4D-150 for Wet Age-related Macular Degeneration (Wet AMD):
o
4FRONT Global Phase 3 Program:
▪
Initial enrollment and site activation for 4FRONT-1, the North American Phase 3 clinical trial of 4D-150 in wet AMD, have exceeded initial projections, reflecting continued strong engagement and enthusiasm from investigators and patients
•
52-week topline data expected in H1 2027, accelerated from previous guidance of H2 2027
▪
The second Phase 3 trial of 4D-150 in wet AMD, 4FRONT-2, was initiated in June 2025, ahead of schedule
•
52-week topline data for 4FRONT-2 are expected in H2 2027
o
PRISM Phase 1/2 Clinical Trial:
▪
2-year data from Phase 1/2a and 18-month data from Phase 2b cohorts expected in Q4 2025
•
4D-150 for Diabetic Macular Edema (DME):
o
SPECTRA Clinical Trial:
▪
Presented positive 60-week results (data cutoff: May 3, 2025)
•
Across all patients and dose levels treated to date, 4D-150 continues to be well-tolerated, with no intraocular inflammation observed at any timepoint or dose level
•
No subjects required modification to the topical corticosteroid regimen, and all patients are currently off corticosteroids
•
No hypotony, endophthalmitis, vasculitis, choroidal effusions or retinal artery occlusions were reported
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Mean intraocular pressure was within normal limits
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Post-three loading doses of aflibercept, 3E10 vg/eye, the Phase 3 dose demonstrated strong signals of clinical activity, with sustained gain of BCVA of +9.7 letters and reduction of CST of -174 µm from baseline
•
Supplemental injections:
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Utilized stringent supplemental aflibercept criteria to maximize patient safety while assessing initial clinical activity
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Clear dose response observed for the Phase 3 dose vs. lower doses (58% fewer injections)
•
Phase 3 dose achieved 78% reduction in injection burden vs. projected on-label aflibercept 2mg Q8W
o
Phase 3 Planning:
▪
Following U.S. Food and Drug Administration (FDA) alignment, as communicated in January 2025, EMA is also aligned that a single Phase 3 clinical trial, based on data generated to date for 4D-150 in both the SPECTRA and PRISM clinical trials combined with data from the two ongoing wet AMD Phase 3 clinical trials, would be acceptable as the basis for a marketing authorization application submission for 4D-150 in DME
•
Received Regenerative Medicine Advanced Therapy (RMAT) designation from the FDA for 4D-150 for the treatment of DME
•
Next steps pending final FDA and EMA alignment on Phase 3 clinical trial design and funding pathway

Recent Highlights and Expected Milestones in Pulmonology Program

•
4D-710 for Cystic Fibrosis Lung Disease:
o
Completed enrollment of Cohort 4 (n=6) in Phase 1 stage of AEROW clinical trial (completed total enrollment of n=16 participants)
o
Interim data from AEROW clinical trial and program update expected in Q4 2025

Q2 2025 Financial Results

Cash Position: Cash, cash equivalents, and marketable securities were $417 million as of June 30, 2025, as compared to $505 million as of December 31, 2024. The net decrease in cash was primarily a result of cash used in operations. We currently expect cash, cash equivalents and marketable securities to be sufficient to fund planned operations into 2028.

R&D Expenses: Research and development expenses were $48.0 million for the second quarter of 2025, as compared to $31.9 million for the second quarter of 2024. This increase was primarily driven by the initiation of our first Phase 3 clinical trial of 4D-150 in wet AMD, including increased personnel and professional services to support Phase 3 development.

G&A Expenses: General and administrative expenses were $11.5 million for the second quarter of 2025, as compared to $10.6 million for the second quarter of 2024. This increase was primarily driven by increased use of professional services.

Net Loss: Net loss was $54.7 million for the second quarter of 2025, as compared to net loss of $35.0 million for the second quarter of 2024.

About 4DMT

4DMT is a leading late-stage biotechnology company advancing durable and disease-targeted therapeutics with potential to transform treatment paradigms and provide unprecedented benefits to patients. The Company’s lead product candidate 4D-150 is designed to be a backbone therapy forming the foundation of treatment of blinding retinal vascular diseases by providing multi-year sustained delivery of anti-VEGF (aflibercept and anti-VEGF-C) with a single, safe, intravitreal injection, which substantially reduces the treatment burden associated with current bolus injections. The Company’s lead indication for 4D-150 is wet age-related macular degeneration, which is currently in Phase 3 development, and second indication is diabetic macular edema. The Company’s second product candidate is 4D-710, which is the first known genetic medicine to demonstrate successful delivery and expression of the CFTR transgene in the lungs of people with cystic fibrosis after aerosol delivery. 4D Molecular Therapeutics™, 4DMT™, Therapeutic Vector Evolution™, and the 4DMT logo are trademarks of 4DMT.

All of the Company’s product candidates are in clinical or preclinical development and have not yet been approved for marketing by the U.S. Food and Drug Administration or any other regulatory authority. No representation is made as to the safety or effectiveness of the Company’s product candidates for the therapeutic uses for which they are being studied.

Learn more at www.4DMT.com and follow us on LinkedIn.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the therapeutic potential and clinical benefits of, as well as the plans, announcements and related timing for the clinical development of our product candidates and interactions with FDA and statements regarding our financial performance, results of operations and anticipated cash runway. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including risks and uncertainties that are described in greater detail in the section entitled "Risk Factors" in 4D Molecular Therapeutics’ most recent Quarterly Report on Form 10-Q to be filed on or about the date hereof, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent 4D Molecular Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. 4D Molecular Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

4D Molecular Therapeutics, Inc.

Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue:
Collaboration and license revenue	$15	$5	$29	$33
Operating expenses:
Research and development	47,951	31,860	88,650	59,727
General and administrative	11,520	10,601	24,456	20,898
Total operating expenses	59,471	42,461	113,106	80,625
Loss from operations	(59,456)	(42,456)	(113,077)	(80,592)
Other income, net	4,798	7,503	10,447	13,238
Net loss	$(54,658)	$(34,953)	$(102,630)	$(67,354)
Net loss per share, basic and diluted	$(0.98)	$(0.63)	$(1.84)	$(1.29)
Weighted-average shares outstanding used in computing net loss per share, basic and diluted	55,927,091	55,282,754	55,836,075	52,277,369

4D Molecular Therapeutics, Inc.

Balance Sheet Data

(Unaudited)

(in thousands)

	June 30,	December 31,
	2025	2024
Cash, cash equivalents and marketable securities	$417,031	$505,460
Total assets	473,637	560,384
Total liabilities	52,747	49,778
Accumulated deficit	(678,825)	(576,195)
Total stockholders’ equity	420,890	510,606

Contacts:

Media:

Jenn Gordon

dna Communications

Media@4DMT.com

Investors:

Julian Pei

Head of Investor Relations and Strategic Finance

Investor.Relations@4DMT.com